EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Thousands of Dollars)	2015	2014

ASSETS

Current Assets:
Cash and Cash Equivalents	$35,781	$38,703
Receivables, Net	928,064	856,346
Unbilled Revenues	197,920	211,758
Taxes Receivable	12,247	337,307
Fuel, Materials and Supplies	302,225	349,664
Regulatory Assets	653,892	672,493
Marketable Securities	119,702	124,173
Prepayments and Other Current Assets	117,857	102,021
Total Current Assets	2,367,688	2,692,465

Property, Plant and Equipment, Net	19,406,025	18,647,041

Deferred Debits and Other Assets:
Regulatory Assets	3,951,752	4,054,086
Goodwill	3,519,401	3,519,401
Marketable Securities	476,778	515,025
Other Long-Term Assets	324,382	349,957
Total Deferred Debits and Other Assets	8,272,313	8,438,469

Total Assets	$30,046,026	$29,777,975

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$1,015,500	$956,825
Long-Term Debt - Current Portion	228,883	245,583
Accounts Payable	610,753	868,231
Obligations to Third Party Suppliers	157,798	115,632
Regulatory Liabilities	226,061	235,022
Accumulated Deferred Income Taxes	169,272	160,288
Other Current Liabilities	563,426	552,800
Total Current Liabilities	2,971,693	3,134,381

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	4,612,828	4,467,473
Regulatory Liabilities	517,595	515,144
Derivative Liabilities	365,692	409,632
Accrued Pension, SERP and PBOP	1,498,346	1,638,558
Other Long-Term Liabilities	872,376	874,387
Total Deferred Credits and Other Liabilities	7,866,837	7,905,194

Capitalization:
Long-Term Debt	8,757,498	8,606,017

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,313	1,666,796
Capital Surplus, Paid In	6,260,663	6,235,834
Retained Earnings	2,747,977	2,448,661
Accumulated Other Comprehensive Loss	(73,546)	(74,009)
Treasury Stock	(309,977)	(300,467)
Common Shareholders' Equity	10,294,430	9,976,815
Total Capitalization	19,207,496	18,738,400

Total Liabilities and Capitalization	$30,046,026	$29,777,975

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2015	2014	2015	2014

Operating Revenues	$1,933,105	$1,892,532	$6,263,597	$5,860,736

Operating Expenses:
Purchased Power, Fuel and Transmission	702,640	716,631	2,549,807	2,318,993
Operations and Maintenance	327,283	344,092	977,306	1,069,015
Depreciation	167,884	153,210	495,389	456,224
Amortization of Regulatory (Liabilities)/Assets, Net	(16,851)	(22,531)	42,587	31,826
Energy Efficiency Programs	132,107	118,693	380,559	360,228
Taxes Other Than Income Taxes	150,804	141,527	439,221	421,862
Total Operating Expenses	1,463,867	1,451,622	4,884,869	4,658,148
Operating Income	469,238	440,910	1,378,728	1,202,588
Interest Expense	92,534	89,738	279,635	272,208
Other Income, Net	5,241	11,860	23,866	19,054
Income Before Income Tax Expense	381,945	363,032	1,122,959	949,434
Income Tax Expense	144,146	126,539	420,640	345,858
Net Income	237,799	236,493	702,319	603,576
Net Income Attributable to Noncontrolling Interests	1,879	1,879	5,639	5,639
Net Income Attributable to Common Shareholders	$235,920	$234,614	$696,680	$597,937

Basic Earnings Per Common Share	$0.74	$0.74	$2.20	$1.89

Diluted Earnings Per Common Share	$0.74	$0.74	$2.19	$1.89

Dividends Declared Per Common Share	$0.41	$0.39	$1.29	$1.18

Weighted Average Common Shares Outstanding:
Basic	317,452,212	316,340,691	317,296,107	315,941,904
Diluted	318,405,269	317,554,925	318,396,042	317,186,490

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income	$702,319	$603,576
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	495,389	456,224
Deferred Income Taxes	153,353	64,755
Pension, SERP and PBOP Expense	71,802	74,296
Pension and PBOP Contributions	(162,880)	(74,681)
Regulatory Overrecoveries, Net	31,874	290,111
Amortization of Regulatory Assets, Net	42,587	31,826
Proceeds from DOE Damages Claim, Net	-	132,138
Other	(49,548)	(17,096)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(148,442)	(66,463)
Fuel, Materials and Supplies	47,380	(27,147)
Taxes Receivable/Accrued, Net	383,047	26,533
Accounts Payable	(233,660)	(69,448)
Other Current Assets and Liabilities, Net	8,370	(20,607)
Net Cash Flows Provided by Operating Activities	1,341,591	1,404,017

Investing Activities:
Investments in Property, Plant and Equipment	(1,177,285)	(1,117,493)
Proceeds from Sales of Marketable Securities	556,582	388,352
Purchases of Marketable Securities	(535,044)	(389,406)
Other Investing Activities	(2,769)	(4,669)
Net Cash Flows Used in Investing Activities	(1,158,516)	(1,123,216)

Financing Activities:
Cash Dividends on Common Shares	(397,363)	(356,080)
Cash Dividends on Preferred Stock	(5,639)	(5,639)
(Decrease)/Increase in Notes Payable	(387,575)	6,000
Issuance of Long-Term Debt	825,000	650,000
Retirements of Long-Term Debt	(216,700)	(576,650)
Other Financing Activities	(3,720)	(90)
Net Cash Flows Used in Financing Activities	(185,997)	(282,459)
Net Decrease in Cash and Cash Equivalents	(2,922)	(1,658)
Cash and Cash Equivalents - Beginning of Period	38,703	43,364
Cash and Cash Equivalents - End of Period	$35,781	$41,706

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.